Exhibit T3A-1

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:04 PM 07/05/2016
FILED 06:04 PM 07/05/2016
SR 20164780088 - File Number 6087686

CERTIFICATE OF FORMATION

OF

RUBICON PCO 1 LLC

This Certificate of Formation is being executed as of July 5 , 2016 for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101, et seq.

The undersigned, being duly authorized to execute and file this Certificate of Formation, does hereby certify as follows:

1. Name. The name of the limited liability company is Rubicon PCo 1 LLC (the “Company”).

2. Registered Office and Registered Agent. The Company’s registered office in the State of Delaware is located at 2711 Centerville Road, Suite 400, in the City of Wilmington, New Castle County, Delaware 19808. The registered agent of the Company for service of process is Corporation Service Company located at 2711 Centerville Road, Suite 400, in the City of Wilmington, New Castle County, Delaware 19808.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the day and year first above written.

By:	/s/ Tim Lambert
Tim Lambert, an Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 06:14 PM 05/09/2017 FILED 06:14 PM 05/09/2017 SR 20173283579 - File Number 6087686

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

RUBICON PCO 1 LLC

The undersigned, being duly authorized to execute and file this Certificate of Amendment to Certificate of Formation for the purpose of amending the Certificate of Formation pursuant to the Section 18-202 of the Limited Liability Company Act of the State of Delaware, does hereby certify as follows:

FIRST

The name of the limited liability company is Rubicon PCo 1 LLC (the “Company”).

SECOND

Paragraph 1 of the Certificate of Formation of the Company is hereby deleted in its entirety and amended to read in full as follows:

FIRST. The name of the limited liability company is VICI Properties 1 LLC (the “Company”).

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment to Certificate of Formation as of the 9th day of May, 2017.

RUBICON PCO 1 LLC

By:	VICI Properties L.P.
Its:	Member

By:	VICI Properties Inc.
Its:	General Partner

By:	/s/ John Payne
Name:	John Payne
Title:	President and Chief Operating Officer